UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2019

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) appointed Michele A. Evans to serve as a member of the Board, effective immediately. Additionally, Ms. Evans was appointed to the Audit Committee and the Governance and Nominating Committee of the Board. Ms. Evans is considered an independent director and satisfies the requirements for service on the Board’s Audit Committee under the NYSE American’s corporate governance listing standards.
Ms. Evans has served as Executive Vice President of the Aeronautics business area for Lockheed Martin Corporation since 2018, leading the full portfolio of Aeronautics’ lines of business and platforms. Ms. Evans served as the Deputy Executive Vice President, Aeronautics for Lockheed Martin in 2018 prior to her appointment as Executive Vice President, Aeronautics. From 2016 to 2018, Ms. Evans was Vice President and General Manager, Integrated Warfare and Sensor Systems for Lockheed Martin. Ms. Evans has held positions of increasing responsibility throughout her time at Lockheed Martin and since 1987 has been responsible for multiple platform programs including the A-10 weapons system, as well as avionics programs on the F-35, F-22, F-16 and C-130 and served as the executive manager on multiple domestic and international campaign wins. Ms. Evans currently serves on the board of the Smithsonian National Air and Space Museum and is a member of Clarkson’s Coulter School of Engineering Advisory Board. Ms. Evans graduated magna cum laude from Clarkson University with a Bachelor of Science degree in mechanical engineering.
Ms. Evans will receive the same compensation as the Company’s other non-employee directors, pro-rated from the date of her appointment. Non-employee director compensation consists of an annual compensation retainer of $295,000, composed of an equity retainer of $195,000 granted in restricted stock (the “Equity Retainer”) and $100,000 granted in either restricted stock or cash, at the election of the director (the “Additional Compensation”). Ms. Evans' pro-rated Equity Retainer will vest on the day immediately prior to the date of the Company’s regular annual meeting of shareholders in 2020. The cash or restricted stock to be paid as Additional Compensation is paid or vests, as applicable, quarterly.
In connection with her appointment, Ms. Evans has entered into the Company’s standard form of Indemnification Agreement, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2019.
There are no transactions between Ms. Evans and the Company that would be reportable under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.

The Company’s press release announcing the appointment of Ms. Evans as a director is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit

Number	Description
99.1*            Press Release, dated June 11, 2019.

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.
Date:	June 11, 2019	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	Executive Vice President and
Chief Financial Officer